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                                   EXHIBIT 21

         SUBSIDIARIES OF CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

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                                                        DIRECT OR INDIRECT                 PERCENTAGE OWNED
                                                                                           -----------------

Cybernet Internet Dienstleistungen AG                              Direct                        100%
Germany

Vianet Telekommunikations AG                                       Direct                        100%
Austria

Eclipse S.p.A.                                                     Direct                        100%
Italy

Cybernet Internet Beteiligungs - GmbH                             Indirect                       100%
Germany

Open:net GmbH                                                     Indirect                       100%
Germany

Cybernet Italia S.p.A. (formerly Flashnet)                         Direct                        100%
Italy

Novento Telecom AG                                                 Direct                        100%
Germany

Cybernet Network Services GmbH                                     Direct                        100%
Germany

Cybernet Network Services GmbH                                    Indirect                       100%
Switzerland AG

SunWeb Internet Services GmbH                                     Indirect                       100%
Germany

Cybernet Network Services GmbH                                    Indirect                       100%
Austria

Cybernet Schweiz AG                                                Direct                        100%
Switzerland

Cybernet Sagl (GmbH) Lugano                                        Direct                        100%
Switzerland

Multicall Telefonmarketing AG                                      Direct                        100%
Germany

B&N Sofware AG                                                     Direct                        27%
Germany
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